Exhibit 99.2

SONIC FOUNDRY, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following Sonic Foundry, Inc. (“Sonic” or “the Company”) unaudited pro forma condensed consolidated balance sheet as of December 31, 2013, and unaudited pro forma condensed consolidated statement of operations for the year ended September 30, 2013, and the three months ended December 31, 2013, give effect to the acquisition of the seventy-four percent interest of Mediasite KK (“MSKK”), that the Company previously did not own and the resulting change in control of MSKK. The Company closed the transaction on January 14, 2014. MSKK is the sole distributor of Mediasite in Japan. The unaudited pro forma condensed consolidated balance sheet is presented as if the transaction had occurred on December 31, 2013, and the unaudited pro forma condensed consolidated statements of operations are presented as if the transaction had occurred on October 1, 2012. Prior to the acquisition , the Company’s investment in MSKK has been accounted for under the equity method of accounting using a one quarter timing lag. The one quarter lag has been eliminated for this presentation of the pro forma statements because the Company intends to eliminate this one quarter lag when consolidating MSKK in its future financial statements.

The unaudited proforma condensed consolidated statements of Sonic Foundry, Inc. have been derived from the following:

The audited consolidated financial statements of Sonic Foundry as of and for the year ended September 30, 2013 included in the Company’s annual report on Form 10k.

The unaudited financial statements of MSKK as of and for the twelve months ended September 30, 2013.

The unaudited condensed consolidated financial statement of Sonic Foundry as of and for the first quarter ended December 31, 2013 included in the Company’s quarterly report on Form 10Q.

The unaudited financial statements of MSKK as of and for the three months ended December 31, 2013.

Adjustments to record the purchase price accounting, related financing, and intercompany eliminations associated with the acquisition and consolidation.

The adjustments are based on currently available information and, therefore, the actual adjustments may differ from the pro forma adjustments. The Company is accounting for the acquisition of the previously un-owned interest of MSKK in accordance with Accounting Standards Codification 805 – Business Combinations. Sonic obtained control of MSKK and as such must “step-up” the value of its previously owned interest in MSKK to fair value. This step-up in value has been recognized as a non-recurring gain in the accompanying unaudited pro forma condensed consolidated financial statements. The Company is currently in the process of determining the definitive fair value of the assets and liabilities acquired in the transaction. The pro forma balance sheet and the pro forma statements of operations were derived using the preliminary fair value of the assets and liabilities acquired in the transaction. These fair values are subject to change as the Company completes the fair value determination process.

The pro forma statements of operations have also been derived from MSKK’s historical accounting records. These records have been adjusted to reflect US Generally Accepted Accounting Principles (“US GAAP”) and have been translated to US dollars.

The pro forma condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements and the related notes thereto included in the Sonic Foundry, Inc. 2013 Annual Report on Form 10-K and the December 31, 2013, First Quarter Report on Form 10-Q.

The pro forma information is presented for illustrative purposes only and may not be indicative of the results that would have been obtained had the acquisition of assets actually occurred on the dates assumed nor is it necessarily indicative of Sonic Foundry, Inc.’s future consolidated results of operations or financial position.

Sonic Foundry, Inc.

Unaudited Condensed Consolidated Balance Sheet

December 31, 2013

(in thousands)

					Pro Forma
	Sonic	MSKK	Adjustments		Sonic Foundry
Assets
Current assets:
Cash and cash equivalents	$3,097	$3,090	$72	(a)	$6,259
Accounts receivable	6,817	871	(307	) (b)	7,381
Inventories	1,592	337	—		1,929
Prepaid expenses and other current assets	1,443	641	(157	) (g)	1,927

Total current assets	12,949	4,939	(392)		17,496
Property and equipment:
Leasehold improvements	852	179	—		1,031
Computer equipment	5,459	691	—		6,150
Furniture and fixtures	583		—		583

Total property and equipment	6,894	870	—		7,764
Less accumulated depreciation and amortization	3,744	478	—		4,222

Net property and equipment	3,150	392	—		3,542
Other assets:
Goodwill	7,576	—	2,275	(c)	9,851
Investment in Mediasite KK	408	—	(408	) (d)	—
Software development costs, net of amortization	414	—	—		414
Acquired goodwill and other intangible assets of Media Mission	1,293	—	—		1,293
Other intangible assets, net of amortization	10	79	—		89
Customer relationships, net of amortization	—	—	2,071	(c)	2,071
Other assets	—	402	—		402

Total assets	$25,800	$5,812	$3,546		$35,158

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,697	$303	$(307	) (b)	$1,693
Accrued liabilities	2,143	154			2,297
Unearned revenue	6,143	475	(157	) (g)	6,461
Current portion of subordinated notes payable	229	—	1,882	(a)	2,111
Current portion of capital lease obligation	158	9	—		167
Current portion of notes payable	600	444	651	(a)	1,695

Total current liabilities	10,970	1,385	2,069		14,424
Long-term portion of unearned revenue	842	—	—		842
Long-term portion of subordinated notes payable	458	—	—		458
Long-term portion of capital lease obligation	160	15	—		175
Long-term portion of notes payable	—	137	1,303	(a)	1,440
Leasehold improvement liability	423	—	—		423
Other liabilities	—	45	—		45
Deferred tax liability	2,270	29	1,701	(h)	4,000

Total liabilities	15,123	1,611	5,073		21,807
Stockholders’ equity:
Preferred stock, $.01 par value, authorized 5,000,000 shares; none issued	—	—	—		—
5% preferred stock	—	—			—
Common stock	40	1,405	(1,403	) (e)	42
Additional paid-in capital	191,317	596	1,360	(e)	193,273
Accumulated deficit	(180,246)	2,200	(1,723	) (e)	(179,769)
Accumulated other comprehensive loss	(239)	—	239	(e)	—
Receivable for common stock issued	(26)	—			(26)
Treasury stock, at cost	(169)				(169)

Total stockholders’ equity	10,677	4,201	(1,527)		13,351

Total liabilities and stockholders’ equity	$25,800	$5,812	$3,546		$35,158

See accompanying notes to the unaudited condensed consolidated financial information

Sonic Foundry, Inc.

Unaudited Condensed Consolidated Pro Forma Statement of Operations

Year Ended September 30, 2013

(in thousands, except for share data)

					Pro Forma
	Sonic	MSKK	Adjustments		Sonic Foundry
Revenue:
Product	$13,588	$2,625	$(1,166	) (f)	$15,047
Services	13,933	4,809	(183	) (f)	18,559
Other	235	725	—		960

Total revenue	27,756	8,159	(1,349)		34,566
Cost of revenue	7,696	2,999	(1,349	) (f)	9,346

Gross margin	20,060	5,160	—		25,220
Operating expenses:
Selling and marketing	13,079	2,129	—		15,208
General and administrative	3,343	774	207	(k)	4,324
Product development	4,276	968	—		5,244
Acquisition costs	—	—	490	(i)	490

Total operating	20,698	3,871	697		25,266

Income (loss) from operations	(638)	1,289	(697)		(46)
Equity in earnings from investment in Mediasite KK	209	—	(209	) (d)	—
Gain on equity interest in Mediasite KK	—	—	1,370	(e)	1,370
Interest expense	(92)	(10)	(250	) (j)	(352)
Other expense, net	(31)	(11)	—		(42)

Total other income, net	86	(21)	911		976

Income (loss) before income taxes	(552)	1,268	214		930
Provision for income taxes	(240)	(379)	(829	) (h)	(1,448)

Net income (loss)	$(792)	$889	$(615)		$(518)

Income (loss) per common share:
Basic net income (loss) per common share	($0.20)				$(0.13)

Diluted net income (loss) per common share	($0.20)				$(0.13)

Weighted average common shares – Basic	3,932,692		189,222	(l)	4,121,914

– Diluted	3,932,692		189,222		4,121,914

See accompanying notes to the unaudited condensed consolidated financial information

Sonic Foundry, Inc.

Unaudited Condensed Consolidated Pro Forma Statement of Operations

Three Months Ended December 31, 2013

(in thousands, except for share data)

					Pro Forma
	Sonic	MSKK	Adjustments		Sonic Foundry
Revenue:
Product	$2,812	$429	$(210	) (f)	$3,031
Services	4,316	1,084	(63	) (f)	5,337
Other	78	95	—		173

Total revenue	7,206	1,608	(273)		8,541
Cost of revenue	1,810	546	(273	) (f)	2,083

Gross margin	5,396	1,062	—		6,458
Operating expenses:
Selling and marketing	3,376	477	—		3,853
General and administrative	960	173	52	(k)	1,185
Product development	1,236	217	—		1,453
Acquisition costs	450	—	(450	) (i)	—

Total operating	6,022	867	(398)		6,491

Income (loss) from operations	(626)	195	398		(33)
Equity in earnings from investment in Mediasite KK	23		(23	) (d)	—
Interest expense	(17)	(3)	(63	) (j)	(83)
Other expense, net	—	(5)	—		(5)

Total other income, net	6	(8)	(86)		(88)

Income (loss) before income taxes	(620)	187	312		(121)
Provision for income taxes	(70)	(80)	16	(h)	(134)

Net income (loss)	$(690)	$107	$328		$(255)

Income (loss) per common share:
Basic net income (loss) per common share	($0.17)				($0.06)

Diluted net income (loss) per common share	($0.17)				($0.06)

Weighted average common shares – Basic	3,995,321		189,222	(l)	4,184,543

– Diluted	3,995,321		189,222		4,184,543

See accompanying notes to the unaudited condensed consolidated financial information

SONIC FOUNDRY, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands)

(a)	To record pro forma cash payments and subordinated notes payable for the MSKK acquisition. The Company made $1.9 million of cash payments, which was financed through borrowing an additional $2.0 million through the Second Amendment to Second Amended and Restated Loan and Security Agreement with Silicon Valley Bank on January 10, 2014, and issued $1.9 million of 6.5% subordinated notes payable related to the acquisition of the un-owned outstanding shares of MSKK on the acquisition date. See (e) for the equity component of the purchase price.
(b)	To eliminate intercompany receivables and payables between Sonic Foundry and MSKK.
(c)	To record the fair value adjustments to goodwill and the customer relationships intangible asset.
(d)	To eliminate the Company’s equity in earnings from its investment in MSKK in the statement of operations and investment in MSKK on the balance sheet, associated with the consolidation of MSKK.

(e)	To record equity transactions as follows:

	(i)	(ii)	(iii)	(iv)	Total
Common stock	(1,405)	2			(1,403)
Additional paid-in capital	(596)	1,956			1,360
Accumulated deficit	(2,200)		1,370	(893)	(1,723)
	(4,201)	1,958	1,370	(893)	(1,766)

i.	Eliminate historical MSKK equity balances.

ii.	Issuance of common stock in exchange for shares of MSKK. This amount is calculated as the shares issued to MSKK shareholders multiplied by Sonic’s closing stock price on the date of issuance.

iii.	To record the gain, net of unrecognized loss on foreign currency translation, on previously held equity interest in MSKK shares. Under GAAP because Sonic obtained control of MSKK, Sonic must “step-up” the value of its previously owned interest in MSKK to fair value.

iv.	To record income tax expense related to gain on previously held equity interest on MSKK shares.

(f)	To eliminate intercompany sales between Sonic Foundry and MSKK.
(g)	To eliminate intercompany unearned revenue and prepaid service cost between Sonic Foundry and MSKK.
(h)	To record deferred income tax liability related to the customer relationship intangible asset at 39% as of December 31, 2013. To record a deferred tax benefit related to the reduction in the deferred tax liability associated with amortization of the customer relationship intangible asset. To record income tax expense related to gain on previously held equity interest on MSKK shares. The 39% tax rate represents an approximate effective rate for MSKK.
(i)	To record transaction costs related to the MSKK acquisition in the fiscal year ended September 30, 2013 and thus reverse the acquisition costs actually recognized in the three months ended December 31, 2013.
(j)	To record interest expense related to the 6.5% subordinated note payable issued as consideration in the acquisition of previously un-owned shares MSKK and the additional debt financed through Silicon Valley Bank.
(k)	To record amortization of the customer relationship intangible asset acquired over a ten year estimated useful life.
(l)	Reflects the issuance of common stock as consideration for the acquisition of the remaining interest in MSKK.